As filed with the Securities and Exchange Commission on November 12, 2015.

Registration No. 333-204569

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 5 to

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Sole Elite Group Limited

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	5139	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Sole Elite Group Limited

Wuli Industrial Park

Jinjiang, Fujian Province 362200, PRC

+86 (595) 8816-9779

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Law Debenture Corporate Services Inc.

400 Madison Avenue, 4th Floor

New York, New York 10017

(+1) 212-750-6474

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Ralph V. De Martino Cavas S. Pavri Schiff Hardin LLP 901 K Street, Suite 700 Washington, DC 20001 (202) 778-6400	Robert F. Charron Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 (212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To be Registered	Proposed Maximum Aggregate Offering Price (1)		Amount of Registration Fee
Units, each consisting of one ordinary share, par value $0.001 per share and one warrant to purchase one ordinary share (2)	$16,100,000.00		$1,621.27
Ordinary shares, par value $0.001 per share, included in the Units (2)	—	(3)	—	(3)
Warrants included in the Units (2)	—	(3)	—	(3)
Ordinary shares, par value $0.001 per share, underlying the warrants included in the Units (4)(2)	$19,320,000.00		$1,945.52
Unit Purchase Option to be issued to the Underwriters	$100.00		$0.01
Units underlying the Unit Purchase Option	$1,400,000.00		$140.98
Ordinary shares underlying Units in Unit Purchase Option	—	(3)	—	(3)
Warrants underlying Units underlying the Unit Purchase Option	—	(3)	—	(3)
Ordinary shares, par value $0.001 per share, issuable upon exercise of the Warrants underlying Units underlying Unit Purchase Option (4)	$1,344,000.00		$135.34
	$38,164,100.00		$3,843.12	(5)

(1)      Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(2)      Includes 300,000 Units that the underwriters have the option to purchase to cover over-allotments, if any.

(3)      No fee required pursuant to Rule 457(g).

(4)      Pursuant to Rule 416 under the Securities Act, there are also being registered such additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(5)      Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 5 (“Amendment No.5”) to the Registration Statement on Form F-1 (File No. 333-204569) of Sole Elite Group Limited (“Registration Statement”) is being filed solely for the purpose of filing certain exhibits as indicated in Part II of this Amendment No. 5. This Amendment No. 5 does not modify any provision of the prospectus that forms a part of the Registration Statement. Accordingly, a preliminary prospectus has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company's articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences or committing a crime. Our articles of association provide for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such, except through their own dishonesty. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable..

Item 7. Recent Sales of Unregistered Securities.

Set forth below is information regarding securities sold by us within the past three years that were not registered under the Securities Act. Also, included is the consideration, if any, received by us for such securities and information relating to the section of the Securities Act, or rule of the SEC, under which exemption from registration was claimed.

In December 2014, upon the initial creation of the company, we issued a total of 5,000,000 shares for US$5,000 to five investors.

In February 2015, we issued 10,000,000 shares to five investors in exchange for 100% of the equity interest in Max Regal.

None of these transactions involved any underwriters’ underwriting discounts or commissions, or any public offering. We believe that each of the following issuances was exempt from registration under the Securities Act in reliance on Regulation S under the Securities Act or pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering.

Item 8. Exhibits and Financial Statement Schedules.

(a) Exhibits: Reference is made to the Exhibit Index following the signature pages hereto, which Exhibit Index is hereby incorporated into this Item.

(b) Financial Statement Schedules: All schedules are omitted because the required information is inapplicable or the information is presented in the consolidated financial statements and the related notes.

Item 9. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4) To file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or § 210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referenced in Item 6 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

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(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Jinjiang City, Fujian Province, China, on November 12, 2015.

SOLE ELITE GROUP LIMITED (Registrant)

By:	/s/ Sixing Ding
Sixing Ding, Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Sixing Ding	Chief Executive Officer and Chairman	November 12, 2015
Sixing Ding	(Principal Executive Officer)

/s/ Clarence Lee	Chief Financial Officer	November 12, 2015
Clarence Lee	(Principal Financial and Accounting Officer)

*	Director	November 12, 2015
Zhumei Ma

*	Director	November 12, 2015
Helen Hsu

*	Director	November 12, 2015
William J. Sharp

*	Director	November 12, 2015
Jin Ye

*By:	/s/ Sixing Ding
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Sole Elite Group Limited has signed this registration statement or amendment thereto on November 12, 2015.

By:	/s/ Giselle Manon
Giselle Manon
SOP Officer

Exhibit Index

Exhibit Number	Description of Document

1.1	Form of Underwriting Agreement **

2.1	English translation of the Max Regal Holdings Limited Share Transfer Agreement, dated December 15, 2014 **

2.2	English translation of the Share Exchange Agreement **

3.1	Certificate of Incorporation of the Registrant **

3.2	Memorandum and Articles of Association of the Registrant **

3.3	English translation of the Certificate of Incorporation of Max Regal Holdings Limited **

3.4	Articles of Association of Max Regal Holdings Limited **

3.5	English translation of the Articles of Association of Jinjiang Yiheng Shoes Material Co., Ltd **

4.1	Registrant’s Specimen Certificate for Ordinary Shares **

4.2	Form of Warrant Agency Agreement between Sole Elite Group Limited and Continental Stock Transfer and Trust

4.3	Form of Warrant to be used to Underwriters

5.1	Opinion of Ogier regarding the validity of the ordinary shares being registered

10.1	English translation of the Lease Contract of Production Workshop and Dormitory, dated October 25, 2011, by and between Fujian Jinjiang Fengzhu Shoes Development Co., Ltd. and Jinjiang Yiheng Shoes Materials Co., Ltd. **

10.2	English translation of the Lease Contract of Production Workshop, dated May 10, 2012, by and between Quanzhou Weilong Shoes Plastics Co., Ltd. and Jinjiang Yiheng Shoes Materials Co., Ltd. **

10.3	Employment Agreement between Sole Elite Group Limited and Clarence Lee dated May 1, 2015 **

10.4	Loan Agreement between Sole Elite Group Limited and Zhumei Ma dated May 1, 2015 **

21.1	Subsidiaries of Registrant **

23.1	Consent of Crowe Horwath (HK) CPA Limited **

23.2	Consent of Ogier (included in Exhibit 5.1)

23.3	Consent of Euromonitor International Limited **

24.1	Powers of Attorney (included on signature page)

**	Previously filed